Exhibit 10.9

OP-101

STOCK OPTION GRANT

Optionee: BEHZAD KHOSROVI

Address: ___________________________________________________________________________

__________________________________________________________________________________

Total Shares Subject to Option: 400,000

Exercise Price Per Share: $0.15

Date of Grant: January 30, 2004

Expiration Date of Option: January 29, 2014

Type of Stock Option:	Incentive: ☐

Nonqualified: ☒

1. Grant of Option. Novacal Pharmaceuticals, Inc., a California corporation (the “Company”), hereby grants to the optionee named above (“Optionee”) an option (this “Option”) to purchase the total number of shares of Common Stock of the Company set forth above (the “Shares”) at the exercise price per share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Grant and the Company’s 2002 Stock Option Plan, as amended to the date hereof (the “Plan”). If designated as an Incentive Stock Option above, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Exercise Period of Option. The option rights granted hereunder (unless sooner terminated as otherwise herein provided by employment termination or otherwise) are exercisable during the time period or periods, and as to the number of shares exercisable during each time period, as follows:

(a) 50,000 shares, or any part thereof, may be exercised at any time or times, from and including January 30, 2004 to and including January 29, 2014;

(b) an additional 100,000 shares, or any part thereof, may be exercised at any time or times, upon the filing of the Company’s first IND (as to its NVC101 product), if filed before or on December 1, 2013;

(c) an additional 50,000 shares, or any part thereof, may be exercised at any time or times, upon completion of this Company’s Phase I/II clinical trial (as to its NVC101 product), if completed before or on December 1, 2013;

(d) and the remaining 200,000 shares, may be exercised at any time or times, to the extent of 50,000 shares, or any part thereof, as of the end of each calendar quarter (ending with the last day of March, June, September and December) commencing with the end of the calendar quarter following the quarter in which this Company’s Phase I/II clinical trail (as to its NVC101 product) is completed, if completed before or one December 1, 2013.

Notwithstanding the above: (i) all of the then Common shares as are not exercisable shall become immediately exercisable upon the consummation of either of (a) an initial public offering of its securities by this Company in a registration statement filed with the Securities and Exchange Commission (pursuant to a financing with a gross sales price of not less than $10,000,000) or (b) a transfer of control of the business of this Company to an independent party pursuant to a merger, reverse merger, sale of assets or stock, or a similar transaction (but excluding any transfer of control due to this corporation’s sale of stock for financing purposes); (ii) the Committee or to the extent a Committee has not been appointed, the Board of Directors (it being understood in such event reference herein to the Committee shall mean the Board of Directors), in its sole discretion, may, upon written notice to the Optionee, accelerate the earliest date or dates on which any of the Option rights granted hereunder are exercisable, and (iii) the minimum number of Shares that may be purchased upon any partial exercise of the Option is Ten Thousand (10,000) shares, and (iv) this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed “Vested Options.”

3. Early Exercise and Repurchase Rights. Notwithstanding the condition precedent exercise periods and/or events set forth in Section 2 above, after the date of this Grant and prior to said exercise periods and/or events, Optionee, at any time, or from time to time, may exercise (“early exercise”) any or all of the option rights granted hereunder, after the date of this Grant and prior to said Section 2 exercise periods and/or events, provided, however, if, and to the extent, that the Shares purchased pursuant to such exercise are not Vested Shares (as defined in Section 2 above), Company shall have the right and option to repurchase any or all of said Shares (as are not Vested Shares) at the per share original exercise price set forth herein, equitably and proportionately adjusted or otherwise relevantly changed to reflect any Company Common Stock dividends, stock splits, reverse stock splits, other similar stock combinations or divisions, or stock reclassifications, occurring after the date hereof. Said repurchase right shall be exercisable as of, when, and to such extent, and shall terminate as of such date(s), as set forth in and provided by those certain “Repurchase Terms” provided in Section 10 in the Stock Option Exercise Agreement, attached as Exhibit 1 hereto. It is understood, however, that, after the Termination Date, as defined in Section 5 below, or after any other termination of the option rights herein, no exercise may be made of any rights to Shares under the exercise provisions (early exercise) in this Section 3. As to any Shares purchased upon an exercise hereunder as are not Vested Shares, as a condition of and requirement for said exercise and purchase, (i) the certificate(s), representing said Shares, shall be retained and held by Company in its possession for purposes of its repurchase rights, and (ii) Optionee shall have delivered to Company an Assignment Separate from Certificate (“Stock Power”), as signed by Optionee, but with the number of shares to be transferred and transferee unspecified (and Optionee hereby irrevocably designates and authorizes Company, and its successors and assigns, as agent for Optionee to date, complete and otherwise use said Stock Power to effectuate and implement Company’s repurchase rights herein; said designation and authority being deemed coupled with an interest and being irrevocable). For purposes of protecting and securing Company’s repurchase rights to said Shares, Optionee hereby grants to Company a security interest in said Shares and agrees, unless Company otherwise consents in writing, not to sell, transfer or offer to sell or transfer any of said Shares as are and remain subject to Company’s repurchase rights. Upon completion of the transfer of the Shares (or appropriate portion thereof) to Company relative to its repurchase rights and/or upon the termination of said rights, as the case may be, all remaining Shares not repurchased by and transferred to Company shall be transferred and/or returned to Optionee. All of the terms herein are fully binding and enforceable upon Optionee and Optionee’s heirs, representatives, successors and assigns. All certificate(s) representing the Shares of Company to be retained and held by Company shall, until released to Optionee free of Company’s repurchase rights, may bear, at Company’s discretion, in addition to each of the legend(s) as otherwise herein prescribed, the following legend (with the appropriate date filled in):

THESE SHARES ARE SUBJECT TO A REPURCHASE OPTION OF THE CORPORATION AND TO VARIOUS TRANSFER AND OTHER RESTRICTIONS AS SET FORTH IN THAT CERTAIN STOCK OPTION GRANT, DATED JANUARY 30, 2004, A COPY OF WHICH IS ON FILE WITH THE CORPORATION.

It is understood that Optionee may accompany the exercise of the option rights herein with the filing with the Internal Revenue Service of an election to include income in the year of the exercise pursuant to Section 83(b) of the Internal Revenue Code (and with such state agencies and under such state laws as applicable). OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR MAKING SUCH FILING TO VERIFY AND CONFIRM THAT SUCH ACTIONS ARE APPROPRIATE WITH RESPECT TO OPTIONEE’S TAX CIRCUMSTANCES.

4. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company’s Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

5. Termination of Option. Except as provided below in this Section 4, this Option shall terminate and may not be exercised if Optionee ceases to be employed by, or provide services to, the Company or by any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, by or to any Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(a) Termination Generally. If Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee, but only within three months after the Termination Date; provided that this Option may not be exercised in any event after the Expiration Date.

(b) Death or Disability. If Optionee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of Optionee or the permanent and total disability of Optionee within the meaning of Section 22(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative), but only within twelve (12) months after the Termination Date; and provided further that this Option may not be exercised in any event later than the Expiration Date. If Optionee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of Optionee which is not permanent and total within the meaning of Section 221(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee or Optionee’s legal representative, but only within six (6) months after the Termination Date; and provided further that the Option may not be exercised in any event later than the Expiration Date. Optionee understands that if the Option is an ISO and if it is exercised after three months in the event of a disability which is not permanent and total, the Option will be treated as a nonqualified stock option for tax purposes.

(c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

6. Manner of Exercise.

(a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Company, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

(b) Exercise Price. The Stock Option Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, where permitted by law, by any of the following methods approved by the Committee at the date of grant of this Option, or any combinations thereof:

☐	(i) by cancellation of indebtedness of the Company to the Optionee;

☐	(ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;

☐	(iii) by waiver of compensation due or accrued to Optionee for services rendered;

☐	(iv) through delivery of a promissory note for the amount of the exercise price bearing interest at such a rate as determined by the Committee, secured or unsecured as determined by the Committee, and due at such time as determined by the Committee;

☐	(v) through a guaranty by the Company of a loan to the Optionee by a third party of all or part of the option price (but not more than the option price), and such guaranty may be on an unsecured or secured basis as the Committee shall approve (including, without limitation, by a security interest in the Shares of the Company);

☐	(vi) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

☐

(vii) provided that a public market for the Company’s stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, if so required by Company, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 6(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

(d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.

7. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed of, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

8. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or other permitted transferee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

9. Federal Tax Consequences. Set forth below is a brief summary as of the date this form of Option Grant was adopted of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject the Optionee to an alternative minimum tax liability in the year of exercise.

(b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c) Disposition of Shares. In the case of a nonqualified stock option, if Shares are held for at least one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares are held for at least one year after the date of exercise and at least two years after the Date of Grant, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares acquired pursuant to an ISO are disposed of within such one-year or two-year periods (a “disqualifying disposition”), gain on such disqualifying disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price (the “Spread”). Any gain in excess of the Spread shall be treated as capital gain.

10. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company’s Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

11. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached hereto as Exhibit 1 are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

Novacal Pharmaceuticals, Inc.

By:	/s/ Ron Najafi
Name:	Ron Najafi
Title:	President and CEO

ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

OPTIONEE:

Signature:	/s/ Behzad Khosrovi

Print Name:	Behzad Khosrovi

Date:

EXHIBIT 1

TO STOCK OPTION GRANT

STOCK OPTION EXERCISE AGREEMENT

This Agreement is made this                     day of                     , 20    between Novacal Pharmaceuticals, Inc., a California corporation (the “Company”), and the optionee named below (“Optionee”).

Optionee: __________________________________________________________________________________

Social Security Number: ______________________________________________________________________

Address: ___________________________________________________________________________________

___________________________________________________________________________________________

Number of Shares Purchased: __________________________________________________________________

Price Per Share: _____________________________________________________________________________

Aggregate Purchase Price: _____________________________________________________________________

Date of Option Grant: _________________________________________________________________________

Type of Stock Option:	Incentive: _________________________

Nonqualified: _______________________

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows [Company to check applicable box(es) and complete]:

☐	cash (check) in the amount of $ , receipt of which is acknowledged by the Company;

☐

by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $                      per share (determined in accordance with the Plan);

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ ;

☐	by delivery of a promissory note in the amount of $ with such terms as determined by the Committee;

☐	by delivery of all of the proceeds of a loan from a third party in the amount of $ , which loan is guaranteed by the Company;

☐

by delivery of a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $            and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company’s stock exists); or

☐

by delivery of a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price of $            directly to the Company (this payment method may be used only if a public market for the Company’s stock exists).

The Company and Optionee hereby agree as follows:

1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the “Grant”), with respect to the Number of Shares Purchased set forth above of the Company’s Common Stock (the “Shares”) at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the “Purchase Price”) and the Price per Share set forth above (the “Purchase Price Per Share”). The term “Shares” refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

2. Representations of Purchaser. Optionee represents and warrants to the Company that:

(a) Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

(b) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(c) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares.

(d) Optionee is purchasing the Shares for Optionee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

(e) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

(f) Optionee shall agree, to the extent requested by Company and an underwriter of Company’s Common Stock, not to sell or otherwise transfer or dispose of any securities of Company, whether or not acquired hereunder, during a reasonable period of time not to exceed 180 days, as agreed to by Company and said underwriter, following the effective date of a registration statement under the Securities Act of 1933 with respect to any public offering of Company’s securities.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 Act pursuant to [the Company will check the applicable box]:

☐	the exemption provided by Rule 701;

☐	the exemption provided by Rule 504;

☐	Section 4(2) of the 1933 Act;

☐	other: ______________________________________________________

If privately held:

4. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares will bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares, and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

(a) Rule 144. Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that a minimum of one (1) year elapses between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144. Prior to an initial public offering of the Company’s stock, “nonaffiliates” (i.e. persons other than officers, directors and major shareholders of the Company) may resell only under Rule 144(k), which requires that a minimum of three (3) years elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144(k). Rule 144(k) is not available to affiliates.

(b) Rule 701. If the exemption relied upon for exercise of the Shares is Rule 701, the Shares will become freely transferable, subject to limited conditions regarding the method of sale, by nonaffiliates ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”), subject to any lengthier market standoff agreement contained in this Agreement or entered into by Optionee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

5. State Law Restrictions on Transfer. Optionee understands that transfer of the Shares may be restricted by applicable state securities laws, and that the certificate(s) representing the Shares may bear a legend or legends to that effect.

6. Market Standoff Agreement. Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

7. Legends. Optionee understands and agrees that the certificate(s) representing the Shares will bear a legend in substantially the following form, in addition to any other legends required by applicable law:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”

8. Stop-Transfer Notices. Optionee understands and agrees that, in order or ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

9. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

10. Repurchase Options. In addition to such other buy-sell terms, rights of first refusal, repurchase rights and/or similar provisions as are included herewith as determined by Company, the following terms and conditions apply to Company’s rights to repurchase Shares under the provisions of Section 3 in the Stock Option Grant:

Repurchase Terms

(a) Early Exercise. Company’s repurchase right hereunder applies to any Shares which are not Vested Shares and as purchased by Optionee by an exercise (or “early exercise”) of the Stock Option grant, as permitted in Section 3 thereof.

(b) Repurchase Right. If Optionee ceases to be employed by, or provide service to, the Company, or any Parent or Subsidiary of the Company, or, in the case of a nonqualified option, by or to any Affiliate of the Company (said date of cessation referred to as “Termination Date”), Company shall have the right and option to repurchase (at the price and for the payment in (c) immediately below) such number of Shares as is equal to, and to the extent that, the underlying option rights to said Shares, under the terms of Section 2 of the Stock Option Grant, would not have become exercisable on or prior to the Termination Date. Or stated otherwise, absent Optionee’s purchase of said Shares, said Shares (as repurchasable by Company) would not have become “Vested Shares” under Section 2 of the Stock Option Grant on or prior to the Termination Date. Company’s rights to so repurchase said Shares may be exercised by a written notice given to Optionee, together with full payment of the purchase price of said repurchased Shares, within a period of 90 days after the Termination Date.

As an example of the foregoing, assume that an Optionee is granted option rights under an Option Grant, dated June 1, 2002, for a total of 4,800 Shares, exercisable, under Section 2 of the Stock Option Grant, as to 1,200 shares, on June 1, 2002, and, as to 100 Shares, on the first day of each of 36 successive calendar months, beginning July 1, 2002. If Optionee exercised option rights (under an “early exercise”) and purchased 2,000 shares on May 1, 2002, and Optionee’s employment (or services) terminated on June 15, 2002, Company would have the right to repurchase 800 Shares (inasmuch as, of the 2,000

Shares purchased, 1,200 Shares would have been exercisable, under Section 2, prior to June 15, 2002, the Termination Date).

(c) Repurchase Price, Exercise and Payment. The foregoing Company option and right to repurchase Shares shall be exercised at a price equal to the original option exercise price per share and shall be paid in cash (or Company check) and/or by cancellation of all or any portion of Optionee’s purchase money indebtedness, if any, for the Shares.

(d) Assignment and Delegation. Notwithstanding any contrary provision herein, Company reserves and has the right to assign and/or delegate any or all of its repurchase rights and obligations herein to such other party or parties as may be selected by it.

(e) Antidilution Provision. In the event of a stock dividend, stock split, reverse stock split, other stock division or combination, recapitalization or reclassification involving Company’s Common Shares, an equitable and proportionate adjustment or other relevant change shall be deemed to have been made to all of the referenced shares and/or prices referenced herein in order fully to effectuate the purposes hereof, and all resulting additional (or reduced number of) shares thereafter shall be subject to the terms herein.

(f) Notice and Payments. All notices and payments to be made hereunder may be given and made by Company or Optionee to one another, either personally or by United States mail, postage prepaid, by Priority Mail, by Federal Express or by any other similar means, if to Company, addressed at its then principal place of business (currently at 5980 Horton Street, Suite 550, Emeryville, California 94608), or, if to Optionee, addressed to Optionee at Optionee’s last address appearing on Company’s records, or at such other address as either Company or Optionee may designate by written notice to each other. In the event of the death or disability of Optionee, and such occurrence is known by Company, then said notice shall be given in the name of Optionee at the address and in the manner as above provided and also shall be given to Optionee’s known representative(s) or successor(s), at such address(es) as designated in writing to Company by said representative(s) or successor(s), or, absent such designation, to such known representative(s) or successor(s) at Optionee’s above referenced address. Any such notice and payment shall be deemed given as of the time and date when personally delivered or when otherwise sent.

11. Entire Agreement. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	Novacal Pharmaceuticals, Inc., a California corporation

[print name]

By:
[signature]

Dated:	Its:

Address:	Dated: